UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): December 20, 2005


                         UNITEDHEALTH GROUP INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)

                                    MINNESOTA
                 (State or Other Jurisdiction of Incorporation)

        001-10864                                         41-1321939
(Commission File Number)                       (IRS Employer Identification No.)


UNITEDHEALTH GROUP CENTER
9900 BREN ROAD EAST
MINNETONKA, MINNESOTA                                            55343
(Address of Principal Executive Offices)                       (Zip Code)


                                 (952) 936-1300
              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEMS 2.01 AND 2.03. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS AND
                     CREATION OF A DIRECT FINANCIAL OBLIGATION..

On December 20, 2005, UnitedHealth Group Incorporated, a Minnesota corporation ("UnitedHealth Group"), completed its acquisition of PacifiCare Health Systems, Inc., a Delaware corporation ("PacifiCare"). Pursuant to an Agreement and Plan of Merger, dated as of July 6, 2005 (the "Merger Agreement"), by and among UnitedHealth Group, Point Acquisition LLC ("Merger Sub") and PacifiCare, PacifiCare merged with and into Merger Sub (the "Merger"), as a result of which PacifiCare became a wholly owned subsidiary of UnitedHealth Group.

Under the terms of the Merger Agreement, each issued and outstanding share of PacifiCare common stock (with certain exceptions set forth in the Merger Agreement) was converted into the right to receive (i) 1.1 shares of UnitedHealth Group common stock, and (ii) $21.50 in cash (the "Merger Consideration"). Each outstanding share of restricted stock, deferred stock unit and restricted stock unit became fully vested and in full settlement thereof (net of applicable tax withholding in accordance with the practices of PacifiCare) was converted into the right to receive the Merger Consideration. All outstanding options to purchase PacifiCare common stock have been converted into options to purchase UnitedHealth Group common stock. The option exchange ratio is equal to 1.1 plus the fraction obtained by dividing $21.50 by the per share closing price of UnitedHealth Group common stock on the trading day immediately preceding the closing date of the merger. The aggregate consideration paid to former PacifiCare shareholders consisted of approximately
99.2 million shares of UnitedHealth Group common stock and approximately $1.9 billion in cash.

In addition, in connection with the closing UnitedHealth Group retired approximately $600 million of debt under PacifiCare's credit facility and discharged and called for redemption under an irrevocable trust $325 million principal amount of PacifiCare's 10 3/4% Senior Notes due 2009. Approximately $101 million principal amount of PacifiCare's 3% Convertible Subordinated Debentures due 2032 (the "Convertible Notes") remain outstanding. Pursuant to the terms of a supplemental indenture dated December 20, 2005, the Convertible Notes are convertible in accordance with their terms into an aggregate of approximately 5.5 million shares of UnitedHealth Group common stock and approximately $108 million in cash. UnitedHealth Group funded the cash portion of the Merger Consideration and the PacifiCare debt repayment through a combination of cash generated from operations and commercial paper issuances.

The proxy statement/prospectus mailed to the security holders of PacifiCare, forming a part of UnitedHealth Group's Registration Statement on Form S-4 (Registration Number 333-127455) filed with the Securities and Exchange Commission on August 11, 2005, as amended on October 12, 2005, provides certain information about the Merger, UnitedHealth Group, Merger Sub and PacifiCare.


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
The Merger Agreement and the press release dated December 21, 2005, filed as Exhibits 2.1 and 99.1 to this report, respectively, are incorporated herein by reference.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial Statements of Businesses Acquired. UnitedHealth Group intends to file by amendment to this Form 8-K the required historical financial information no later than March 1, 2006

         (b) Pro Forma Financial Information. UnitedHealth Group intends to file by amendment to this Form 8-K the required pro forma financial information no later than March 1, 2006.

         (d) Exhibits**.

         2.1 Agreement and Plan of Merger, dated as of July 6, 2005, by and among UnitedHealth Group Incorporated, Point Acquisition LLC and PacifiCare Health Systems, Inc. (incorporated by reference to Exhibit 2.1 of the UnitedHealth Group Current Report on Form 8-K dated July 12, 2005)

         99.1  Press Release issued by UnitedHealth Group on December 21, 2005.

         **Pursuant to Item 601(b)(4)(iii) of Regulation S-K, a copy of the supplemental indenture referred to above is not filed. UnitedHealth Group will furnish a copy thereof to the SEC upon request.















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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: December 27, 2005


                            UNITEDHEALTH GROUP INCORPORATED


                            By: /s/ Dannette L. Smith
                                ------------------------------------------------
                            Name: Dannette L. Smith
                            Title: Deputy General Counsel & Assistant Secretary























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
                                  EXHIBIT INDEX

         2.1 Agreement and Plan of Merger, dated as of July 6, 2005, by and among UnitedHealth Group Incorporated, Point Acquisition LLC and PacifiCare Health Systems, Inc. (incorporated by reference to Exhibit 2.1 of the UnitedHealth Group Current Report on Form 8-K dated July 12, 2005)

         99.1  Press Release issued by UnitedHealth Group on December 21, 2005.
























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